 Exhibit 10.21
Supply contract

Party A (buyer): Yangling Dongke Madisen Pharmaceutical co.,Ltd
Party B (supplier): Xi’an Yinhai Industrial Fabrics co.,Ltd
Sign Place: Shaanxi Yangling
Sign Date: Sep 1, 2009

Based on the mutual trust and understanding, two parties reach the following agreements:

1 Products Name, Specifications, Quantity, Total Amount, Delivery Date and Remark

Products Name	Unit	Quantity	Unit price	Amount	Delivery Date and Remark
Nature color cloth	meter		3.45yuan/meter		Based on the order sheet
Bleached cloth	meter		3.3 yuan/meter
Elastic cloth	meter		5.3 yuan/meter
Total Amount (in words):

2 Quality and Technical Standard: QBYY006-2002 Standards of supplier and the buyer’s insider control standards.

3 Place of Delivery: Xi’an.

4 Means of Transportation and Expenses and Place of Delivery: the buyer deliveries the good but PartyB pay the expenses.

5 Objection Period: within 10days after receiving the goods.

6 Terms of Payment: bank remittance; within 7days after receiving the goods.

7 Other Provision: The buyer will deduct quality earnest money 10000RMB till the termination of the contract. This contract will keep in force within one year, and the price will flow with the market.

8 Remarks: Supplier issues 17% VAT invoice; the fax file has the same effect.

Party A: Yangling Dongke Madisen Pharmaceutical co.,Ltd
Address: 8 Xinqiao Road Yangling Demonstration Zone
Zip Code: 712100

Party B：Xi’an Yinhai Industrial Fabrics co.,Ltd
Address: Room 18 Unit 2 Building 13 Families District 623 on diangzi 2 Road Xi'an Electronic City